Exhibit 21.1

SUBSIDIARIES
OF
FTAI INFRASTRUCTURE INC.

Name	Jurisdiction of Incorporation
1. ARM Investment LLC	Delaware
2. Birmingham Southern Railroad Company	Alabama
3. CFC Investment LLC	Delaware
4. CL Lender LLC	Delaware
5. Clean Planet Energy USA LLC	Delaware
6. CPE Investor LLC	Delaware
7. CPE Repauno LLC (50% ownership by CPE Investor LLC via Clean Planet Energy USA LLC)	Delaware
8. Delaware River Partners Holdco LLC	Delaware
9. Delaware River Partners LLC	Delaware
10. Delray Connecting Railroad Company	Michigan
11. DRP Trading LLC	Delaware
12. DRP Urban Renewal 1, LLC	New Jersey
13. DRP Urban Renewal 2, LLC	New Jersey
14. DRP Urban Renewal 3, LLC	New Jersey
15. Fairfield Southern Company, Inc.	Alabama
16. FFFYX LLC	Delaware
17. FFFYX Holdco LLC	Delaware
18. FTAI Energy Co 1 LLC	Delaware
19. FTAI Energy Co 1 Ltd.	Bermuda
20. FTAI Energy Development Holdings LLC	Delaware
21. FTAI Energy Downstream Holdings LLC	Delaware
22. FTAI Energy Holdings LLC	Delaware
23. FTAI Energy Holdings Sub I LLC	Delaware
24. FTAI Energy Holdings Sub II LLC	Delaware
25. FTAI Energy Marketing LLC	Delaware
26. FTAI Energy Midstream Holdings LLC	Delaware
27. FTAI Energy Partners LLC	Delaware
28. FTAI Midstream Holdings LLC	Delaware
29. FTAI Partner Holdings LLC	Delaware
30. FTAI Railcar Holdings LLC	Delaware
31. FYX Holdco LLC	Delaware
32. FYX Owner LLC	Delaware
33. FYX Trust Holdco LLC	Delaware
34. Gary Railway Company	Delaware
35. GM-FTAI Holdco LLC (50% owned by ARM Investment LLC)	Delaware
36. Intermodal Finance I Ltd.	Cayman
37. JCCOM Holdco LLC	Delaware
38. Jefferson 2010 Bond Holdings LLC	Delaware
39. Jefferson 2012 Bond Holdings LLC	Delaware

40. Jefferson 2020 Bond Borrower LLC	Delaware
41. Jefferson 2020 Bond Lessee LLC	Delaware
42. Jefferson Canadian Crude Oil Marketing ULC	Canada
43. Jefferson Cross Channel Pipeline LLC	Delaware
44. Jefferson Docks I LLC	Delaware
45. Jefferson DRE Liabilities LLC	Delaware
46. Jefferson Energy Canco LLC	Delaware
47. Jefferson Energy Marketing LLC	Delaware
48. Jefferson Ethanol Holdings LLC	Delaware
49. Jefferson Gas Processing LLC	Delaware
50. Jefferson Gulf Coast Connector LLC	Delaware
51. Jefferson Gulf Coast Energy Holdings LLC	Delaware
52. Jefferson Gulf Coast Energy Partners LLC	Delaware
53. Jefferson Gulf Coast Management LLC	Delaware
54. Jefferson Gulf Coast Real Estate LLC	Delaware
55. Jefferson Investment Holdings LLC	Delaware
56. Jefferson LNG Holdings LLC	Delaware
57. Jefferson Pipeline I LLC	Delaware
58. Jefferson Railport Terminal I (Texas) LLC	Texas
59. Jefferson Railport Terminal I LLC	Delaware
60. Jefferson Railport Terminal II Holdings LLC	Delaware
61. Jefferson Railport Terminal II LLC	Delaware
62. Jefferson Southern Star Pipeline LLC	Delaware
63. Jefferson Storage I LLC	Delaware
64. Jefferson Terminal Logistics LLC	Delaware
65. Jefferson Truck Terminal I LLC	Delaware
66. JGC Investment Holdings LLC	Delaware
67. JGC Management Holdings Inc.	Delaware
68. JGP Energy Partners LLC (f/k/a Jefferson Ethanol Partners LLC)	Delaware
69. KAT Holdco LLC	Delaware
70. Katahdin Railcar Services LLC	Delaware
71. Long Ridge Energy Generation LLC (f/k/a Ohio Powerco LLC)	Delaware
72. Long Ridge Retail Electric Supplier LLC	Delaware
73. Long Ridge Terminal LLC	Delaware
74. Lorain Northern Company	Delaware
75. Ohio Gasco LLC	Delaware
76. Ohio River Partners Finance LLC	Delaware
77. Ohio River Partners Holdco LLC	Delaware
78. Ohio River Partners Shareholder LLC	Delaware
79. Ohio River PP Holdco LLC	Delaware
80. Percy Acquisition LLC	Delaware
81. Texas & Northern Railway Company	Texas
82. The Lake Terminal Railroad Company	Delaware
83. TRAC Interstar LLC (d/b/a FYX)	Delaware
84. Tracks Traffic and Management Services, Inc.	Delaware
85. Transtar, LLC	Delaware
86. Union Railroad Company, LLC	Pennsylvania
87. WWTAI Container Holdco Ltd.	Bermuda
88. WWTAI Container 1 Ltd.	Bermuda